                                                                    EXHIBIT 99.2


          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    The following unaudited pro forma condensed combined financial statements present the effects of the merger completed March 7, 2000 with Preview Travel, Inc. ("Preview Travel"), the contribution agreements and other agreements entered into at the effective time of the merger by Travelocity.com LP ("the Partnership") and Sabre Inc. ("Sabre"). These agreements are an access agreement, a technology services agreement, an intellectual property agreement, a facilities agreement and an administrative services agreement. A full description of these transactions and agreements is contained in our proxy/prospectus dated February 4, 2000.

    The unaudited pro forma condensed combined balance sheet presents the combined financial position of Travelocity.com Inc. (the "Company"), including the Travelocity business unit of Sabre, and Preview Travel as of December 31, 1999 assuming the merger had occurred and the contribution agreements and the intercompany agreements had been entered into as of December 31, 1999. This pro forma information is based upon the historical balance sheet data of the Company and the historical balance sheet data of Preview Travel as of December 31, 1999.

    The unaudited pro forma condensed combined statements of operations give effect to the merger of the Company and Preview Travel and the contribution agreements and the intercompany agreements as if such transactions had been entered into on January 1, 1998. This pro forma information is based upon the historical results of operations of the Travelocity business unit of Sabre (the "Travelocity Division"), and the historical results of operations of Preview Travel for the years ended December 31, 1999 and 1998.

    Sabre has a majority equity interest in the Partnership and the general presumption would be for Sabre to consolidate the Partnership into its financial statements. Although it does not have a majority equity interest in the Partnership, the Company controls the Partnership through the Partnership's board of directors since it has the right to appoint a majority of the directors. Accordingly, the general presumption is overcome and the Company will consolidate the Partnership into its financial statements. Furthermore, although Travelocity Holdings, Inc. ("Travelocity Holdings"), a Sabre subsidiary, will manage the day to day operations of the Partnership pursuant to the management services agreement, it is subject to the direction and oversight of the Partnership's board of directors. As such, the Partnership's board of directors has the unilateral ability to control the management of the Partnership, thereby enabling the Company to consolidate the Partnership in its separate financial statements.

    The Company's consolidated financial statements will include the financial statements of the Company and the Partnership, with Sabre's 62% interest in the Partnership's results of operations presented as a single line item, "Sabre's interest in partnership," in the Company's statement of operations. The Company's consolidated results of operations and financial position will consist of the total of 38% of the Partnership's results and 100% of the Company's results.

    The columns in the pro forma condensed combined financial statements present the following:

    - TRAVELOCITY.COM INC. -- Represents the combined historical financial position and results of operations of the Travelocity Division and Travelocity.com Inc.

    - PRO FORMA ADJUSTMENTS FOR THE AGREEMENTS -- Represents adjustments for the impacts of the intercompany agreements and the contribution agreements that Sabre and the Partnership will enter into.

    - PRO FORMA TRAVELOCITY.COM INC. AS ADJUSTED FOR THE AGREEMENTS -- Represents the historical financial position and results of operations adjusted for the pro forma impacts of the intercompany agreements and the contribution agreements.

     - PREVIEW TRAVEL HISTORICAL -- Represents the historical financial position and results of operations of Preview Travel.

    - PRO FORMA ADJUSTMENTS FOR THE MERGER -- Represents adjustments to reflect the impacts of the merger and Sabre's interest in the Partnership.

    - TRAVELOCITY.COM INC. COMBINED PRO FORMA -- Represents the financial position and results of operations of the Company consolidated with the Partnership reflecting the pro forma impacts of the merger and Sabre's interest in the Partnership.

    The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. The unaudited pro forma condensed combined financial statements are not indicative of what the Company's actual financial position or results of operations would have been had the merger and the contribution agreements and intercompany agreements been entered into on the dates described above, nor is it indicative of the future financial position or results of operations of the Company.

    The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related notes of the Company and "Management Discussion and Analysis" included in the Company's 1999 Form 10-K and Preview Travel's 1999 consolidated financial statements and related notes contained herein.

                              TRAVELOCITY.COM INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                DECEMBER 31, 1999


                                                                                              PRO FORMA
                                                                                           TRAVELOCITY.COM
                                                                             PRO FORMA          INC.
                                                          TRAVELOCITY.COM   ADJUSTMENTS      AS ADJUSTED
                                                                INC.          FOR THE          FOR THE
                                                             HISTORICAL      AGREEMENTS       AGREEMENTS
                                                             ----------      ----------       ----------
                                                                           (IN THOUSANDS)
                 ASSETS
Current assets
  Cash and cash equivalents ..............................    $      --     $  52,680(1)     $  52,680
  Marketable securities ..................................           --            --               --
  Accounts receivable, net ...............................        3,259            --            3,259
  Other assets ...........................................          195            --              195
                                                              ---------     ---------        ---------
    Total current assets .................................        3,454        52,680           56,134
Total property and equipment, net ........................        1,945         8,760(1)        10,705
Intercompany investment ..................................           --            --               --


Intangible assets and goodwill ...........................        4,190            --            4,190
Marketable securities-- noncurrent .......................           --            --               --
Other assets .............................................           50            --               50
                                                              ---------     ---------        ---------
        Total assets .....................................    $   9,639     $  61,440        $  71,079
                                                              =========     =========        =========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable .......................................    $   7,114     $      --        $   7,114
  Other accrued liabilities ..............................        1,631           715(1)         2,346
  Payable to affiliates ..................................           28            --               28
                                                              ---------     ---------        ---------
    Total current liabilities ............................        8,773           715            9,488
Payable to affiliates ....................................       68,884       (68,884)(1)           --
Other liabilities ........................................          544           153              697
Sabre's interest in partnership ..........................           --            --               --
Commitments and contingencies ............................
Stockholders' equity
  Preferred stock: $.001 par value .......................           --            --               --
  Common stock: $.001 par value ..........................           --            --               --
  Class A common stock: $.001 par value ..................            3            --                3



  Class B common stock: $.001 par value ..................           --            --               --
  Additional paid-in capital .............................           --       137,294(1)       137,294




  Other stockholders' equity .............................           --            --               --
  Division equity (deficit) ..............................      (76,403)       76,403               --
  Contributions from affiliates ..........................        7,841        (7,841)(1)           --
  Accumulated equity (deficit) ...........................           --       (76,403)(1)      (76,403)
  Stock subscription receivable from affiliate ...........           (3)            3 (1)           --
                                                              ---------     ---------        ---------
        Total stockholders' equity .......................      (68,562)      129,456           60,894
                                                              ---------     ---------        ---------
        Total liabilities and stockholders' equity .......    $   9,639     $  61,440        $  71,079
                                                              =========     =========        =========











                                                                              PRO FORMA        PRO FORMA
                                                                PREVIEW      ADJUSTMENTS    TRAVELOCITY.COM
                                                                TRAVEL         FOR THE           INC.
                                                              HISTORICAL       MERGER          COMBINED
                                                              ----------       ------          --------
                                                                           (IN THOUSANDS)
                 ASSETS
Current assets
  Cash and cash equivalents ..............................    $     979       $50,000(2)   $ 103,659
  Marketable securities ..................................       12,939            --         12,939
  Accounts receivable, net ...............................        6,698            --          9,957
  Other assets ...........................................        3,494            --          3,689
                                                              ---------     ----------     ---------
    Total current assets .................................       24,110        50,000        130,244
Total property and equipment, net ........................        5,303            --         16,008
Intercompany investment ..................................           --       286,239 (3)         --
                                                                             (286,239)(4)
Intangible assets and goodwill ...........................           --       252,186 (4)    256,376
Marketable securities-- noncurrent .......................       12,307            --         12,307
Other assets .............................................          830            --            880
                                                              ---------     ----------     ---------
        Total assets .....................................    $  42,550     $ 302,186      $ 415,815
                                                              ---------     ----------     ---------
                                                              ---------     ----------     ---------

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable .......................................    $     849     $     600 (3)  $   8,563
  Other accrued liabilities ..............................        6,663            --          9,009
  Payable to affiliates ..................................           --            --             28
                                                              ---------     ----------     ---------
    Total current liabilities ............................        7,512           600         17,600
Payable to affiliates ....................................           --            --             --
Other liabilities ........................................          985            --          1,682
Sabre's interest in partnership ..........................           --        61,795         61,795
Commitments and contingencies ............................
Stockholders' equity
  Preferred stock: $.001 par value .......................           --            33 (5)         33
  Common stock: $.001 par value ..........................           14           (14)(4)         --
  Class A common stock: $.001 par value ..................           --             1 (2)         15
                                                                                   14 (3)
                                                                                   (3)(5)

  Class B common stock: $.001 par value ..................           --            --             --
  Additional paid-in capital .............................      122,637        49,999 (2)       411,093
                                                                              285,625 (3)
                                                                             (122,637)(4)
                                                                                  (30)(5)
                                                                              (61,795)(6)
  Other stockholders' equity .............................       (2,349)        2,349 (4)         --
  Division equity (deficit) ..............................           --            --             --
  Contributions from affiliates ..........................           --            --             --
  Accumulated equity (deficit) ...........................      (86,249)       86,249 (4)    (76,403)
  Stock subscription receivable from affiliate ...........           --            --             --
                                                              ---------     ----------     ---------
        Total stockholders' equity .......................       34,053       239,791        334,738
                                                              ---------     ----------     ---------
        Total liabilities and stockholders' equity .......    $  42,550     $ 302,186      $ 415,815
                                                              =========     ==========     =========




    See notes to unaudited pro forma condensed combined financial statements.

                              TRAVELOCITY.COM INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999


                                                                            PRO FORMA
                                                                         TRAVELOCITY.COM
                                                              PRO FORMA       INC.                       PRO FORMA      PRO FORMA
                                            TRAVELOCITY.COM  ADJUSTMENTS   AS ADJUSTED     PREVIEW      ADJUSTMENTS  TRAVELOCITY.COM
                                                  INC.         FOR THE       FOR THE        TRAVEL        FOR THE         INC.
                                               HISTORICAL    AGREEMENTS     AGREEMENTS    HISTORICAL      MERGER        COMBINED
                                              ------------ ------------   -------------  ------------    --------      ----------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

        Revenues
          Transaction revenue .............   $  54,567    $  (8,365)(7)    $  46,202    $  20,025    $   4,053(13)    $  70,280
          Advertising .....................       8,591           --            8,591       11,041           --           19,632
          Licensing and royalty fees ......       1,029           --            1,029           --           --            1,029
                                              ---------    ---------        ---------    ---------    ---------        ---------
            Total revenues ................      64,187       (8,365)          55,822       31,066        4,053           90,941
          Cost of revenues ................      40,255      (13,194)(8)       27,300       10,936        2,494(14)       40,730
                                                                 239 (9)
                                              ---------    ---------        ---------    ---------    ---------        ---------
        Gross profit (loss) ...............      23,932        4,590           28,522       20,130        1,559           50,211
        Operating expenses
          Selling and marketing ...........      29,532          (15)(10)      29,517       38,670           --           68,187
          Technology and
            development ...................       9,624       (2,681)(11)       6,933        5,182           --           12,115
                                                                 (10)(10)
          General and
            administrative ................       5,407          (13)(10)       5,700        8,482           --           14,182
                                                                 306 (12)
          Stock based
            compensation ..................          --           --               --        2,498        1,346(15)        3,844
          Merger expense ..................          --           --               --        1,009           --            1,009
          Amortization of
            intangibles ...................          --           --               --           --       84,062(16)       84,062
                                              ---------    ---------        ---------    ---------    ---------        ---------
            Total operating expenses ......      44,563       (2,413)          42,150       55,841       85,408          183,399
                                              ---------    ---------        ---------    ---------    ---------        ---------
        Operating income (loss) ...........     (20,631)       7,003          (13,628)     (35,711)     (83,849)        (133,188)
          Other, net ......................          --           --               --        2,267           --            2,267
                                              ---------    ---------        ---------    ---------    ---------        ---------
        Loss before Sabre interest
          and income taxes ................     (20,631)       7,003          (13,628)     (33,444)     (83,849)        (130,921)
        Sabre interest in partnership .....          --           --               --           --       81,208(17)       81,208
                                              ---------    ---------        ---------    ---------    ---------        ---------
        Loss before income taxes...........     (20,631)       7,003          (13,628)     (33,444)      (2,641)         (49,713)
        Provision for income taxes ........          --           --               --          (61)          --              (61)
                                              ---------    ---------        ---------    ---------    ---------        ---------
                 Net loss .................   $ (20,631)   $   7,003        $ (13,628)   $ (33,505)   $  (2,641)       $ (49,774)
                                              =========    =========        =========    =========    =========        =========
        Net loss per share-basic and
          diluted(18) .....................                                              $   (2.42)                    $   (3.59)
                                                                                         =========                     =========
        Weighted average shares
          used in basic and diluted
          per share calculations(18) ......                                                 13,850                         13,850
                                                                                         =========                     =========


    See notes to unaudited pro forma condensed combined financial statements.

                              TRAVELOCITY.COM INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      TWELVE MONTHS ENDED DECEMBER 31, 1998


                                                                            PRO FORMA
                                                                         TRAVELOCITY.COM
                                                              PRO FORMA       INC.                       PRO FORMA      PRO FORMA
                                            TRAVELOCITY.COM  ADJUSTMENTS   AS ADJUSTED     PREVIEW      ADJUSTMENTS  TRAVELOCITY.COM
                                                  INC.         FOR THE       FOR THE        TRAVEL        FOR THE         INC.
                                               HISTORICAL    AGREEMENTS     AGREEMENTS    HISTORICAL      MERGER        COMBINED
                                              ------------ ------------   -------------  ------------    --------      ----------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

        Revenues
          Transaction revenue .............   $  18,370    $  (2,714)(7)    $  15,656    $  10,667    $   3,003(13)    $  29,326
          Advertising .....................       2,821           --            2,821        3,341           --            6,162
          Licensing and royalty fees ......          47           --               47           --           --               47
                                              ---------    ---------        ---------    ---------    ---------        ---------
            Total revenues ................      21,238       (2,714)          18,524       14,008        3,003           35,535
          Cost of revenues ................      19,067       (1,706)(8)       17,540        6,093        1,267(14)       24,900
                                                                 179(9)
                                              ---------    ---------        ---------    ---------    ---------        ---------
        Gross profit (loss) ...............       2,171       (1,187)             984        7,915        1,736           10,635
        Operating expenses
          Selling and marketing ...........      10,608           35(10)       10,643       22,714           --           33,357
          Technology and
           development ....................       8,483       (2,053)(11)       6,470        3,706           --           10,176
                                                                  40(10)
          General and administrative ......       4,360           28(10)        4,662        6,015           --           10,677
                                                                 274(12)
          Stock based compensation ........          --           --               --          143        1,346(15)        1,489
          Amortization of intangibles .....          --           --               --           --       84,062(16)       84,062
                                              ---------    ---------        ---------    ---------    ---------        ---------
            Total operating expenses ......      23,451       (1,676)          21,775       32,578       85,408          139,761
                                              ---------    ---------        ---------    ---------    ---------        ---------
        Operating income (loss) from
          continuing operations ...........     (21,280)         489          (20,791)     (24,663)     (83,672)        (129,126)
          Other, net ......................          --           --               --        2,636           --            2,636
                                              ---------    ---------        ---------    ---------    ---------        ---------
        Loss from continuing
          operations before Sabre
          interest and income taxes .......     (21,280)         489          (20,791)     (22,027)     (83,672)        (126,490)
        Sabre interest in partnership .....          --           --               --           --       78,455(17)       78,455
                                              ---------    ---------        ---------    ---------    ---------        ---------
        Loss from continuing
          operations before taxes..........     (21,280)         489          (20,791)     (22,027)      (5,217)         (48,035)
        Provision for income taxes ........          --           --               --          (51)          --              (51)
                                              ---------    ---------        ---------    ---------    ---------        ---------
        Loss from continuing
          operations ......................   $ (21,280)   $     489        $ (20,791)   $ (22,078)   $  (5,217)       $ (48,086)
                                              =========    =========        =========    =========    =========        =========
        Loss from continuing
          operations per
        share-basic
          and diluted(18) .................                                              $   (1.73)                    $   (3.76)
                                                                                         =========                     =========
        Weighted average shares
          used in basic and diluted
          per share  calculations(18) .....                                                 12,796                        12,796
                                                                                         =========                     =========


    See notes to unaudited pro forma condensed combined financial statements.

                              TRAVELOCITY.COM INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS

NOTE A. GENERAL

THE TRANSACTION

    On March 7, 2000, the merger with Preview Travel was closed. In the merger, Preview Travel, which was also engaged in consumer direct Internet travel distribution, was merged with and into the Company, with the Company being the surviving corporation. Each share of Preview Travel common stock was converted into one share of the Company's common stock. Approximately
14.4 million shares of the Company's common stock were issued to former Preview Travel stockholders in the merger. The shares of the Company's common stock beneficially held by Travelocity Holdings at December 31, 1999 were converted in the merger into 33 million shares of Series A Preferred Stock. The preferred stock is convertible into 3 million shares of the Company's common stock, and the preferred stock receives dividends and distributions on a basis as if it were converted into common stock. Travelocity Holdings also has the right to exchange one partnership unit and one share of the preferred stock for one share of the Company's common stock at any time. If Travelocity Holdings exercised its right to convert its partnership units into common stock, then the Company would have approximately 48.7 million common stock equivalent shares outstanding, of which former Preview Travel stockholders and Yahoo! would own 30% and Sabre would own 70%.

    Travelocity Holdings also owns 1.2 million shares of the Company's common stock from the investment of $50 million prior to the merger.

    Economically, therefore, the Company has approximately 18.6 million common stock equivalent shares outstanding after the merger. The shares of common stock issued to former Preview Travel stockholders represent an approximate 78% (14.4 million out of 18.6 million) equity interest in the Company, and the shares of preferred stock plus common stock issued to Sabre represents an approximate 22% (4.2 million out of 18.6 million) equity interest in the Company.

    Immediately prior to the consummation of the merger, Sabre and TSGL Holding, Inc., a wholly owned subsidiary of Sabre, contributed all of the assets and liabilities of the Travelocity Division and $52.7 million in cash to Travelocity.com LP ("the Partnership") and received partnership units in exchange. Sabre then contributed partnership units to Travelocity Holdings, and Travelocity Holdings contributed a portion of those partnership units to the Company, such that these entities became partners in the Partnership.

    Immediately after the merger, the Company contributed all of the Preview Travel assets and liabilities to the Partnership as well as the $50 million received from Travelocity Holdings. In exchange, the Company received partnership units representing in total an approximate 38% equity interest in the Partnership. As a result, the Company became a holding company whose sole asset is its interest in the Partnership.

    As a result of the merger and Partnership contributions, the Preview Travel stockholders became the Company's public stockholders and received shares of common stock in the merger that equates to approximately a 30% equity interest in the combined assets and liabilities of the Travelocity Division and Preview Travel held by the Partnership -- that is, 78% (their equity interest in the Company) of the 38% equity interest in the Partnership held by the Company.

    Sabre beneficially holds an approximate 70% equity interest in the Partnership -- that is:

    - a 62% equity interest held directly or through its affiliates, plus

    - an 8% equity interest held through Travelocity.com Inc. -- that is, 22% (its equity interest in the Company) of 38% (the Company's equity interest in the Partnership).

ACCOUNTING FOR THE TRANSACTION

    Sabre has a majority equity interest in the Partnership and the general presumption would be for Sabre to consolidate the Partnership into its financial statements. Although Travelocity.com does not have a majority equity interest in the Partnership, the Company controls the Partnership through the Partnership's board of directors since the Company has the right to appoint a majority of the directors. Accordingly, the general presumption is overcome and the Company will consolidate the Partnership into its financial statements. Furthermore, although Travelocity Holdings, a Sabre subsidiary, will manage the day to day operations of the Partnership pursuant to a management service agreement, it is subject to the direction and oversight of the Partnership's board of directors. As such, the Partnership's board of directors has the unilateral ability to control the management of the Partnership, thereby enabling the Company to consolidate the Partnership in its separate financial statements.

    The Company's consolidated financial statements will include the financial statements of the Company and the Partnership, with Sabre's 62% interest in the Partnership's results of operations presented as a single line item, "Sabre's interest in partnership," in the Company's statement of operations. The Company's consolidated results of operations and financial position will consist of the total of 38% of the Partnership's results and 100% of the Company's results.

    The Company will account for the merger as a purchase of Preview Travel's assets and liabilities. As a result of the merger, the Partnership will record on its balance sheet:

    - the fair market value of Preview Travel's assets and liabilities; and

    - the direct costs of the acquisition incurred by Sabre and the Company

    The Partnership will record approximately $252 million of intangible assets and goodwill in the merger. The Partnership will amortize the intangible assets and goodwill acquired in the merger over a 3-year period, resulting in an approximate $84 million charge per year that will negatively affect the Partnership's net income.

PURCHASE PRICE ALLOCATION

    The accompanying unaudited pro forma condensed combined financial statements reflect an estimate of the purchase price of approximately $286.2 million, measured as the fair market value of Preview Travel's outstanding common stock on October 1, 1999, the last trading day before the merger agreement was announced plus the fair market value of the vested options of Preview Travel assumed by the Company in the merger, and other costs directly related to the merger as follows (in thousands):


             Fair market value of Preview Travel's common stock.                        $253,395
             Fair market value of vested Preview Travel stock options                     23,369
             Investment advisor, legal, accounting and other professional
               fees and expenses                                                           8,875
             Other costs directly related to the merger                                      600
                                                                                        --------
                       Total                                                            $286,239
                                                                                        ========

    For purposes of the accompanying unaudited pro forma condensed combined balance sheet, the Company has preliminarily allocated the purchase price to the net assets acquired, with the remainder recorded as goodwill based on estimates of fair values from information furnished by Preview Travel and independent valuation professionals of the acquired assets, including intangible assets. Although we do not expect the final valuation of the assets to be acquired to result in values that are significantly different from the estimates included in the unaudited pro forma condensed combined balance sheet, we cannot assure you that they will not be.

NOTE B. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

    The accompanying unaudited pro forma condensed combined balance sheet assumes the merger and intercompany agreements were signed on December 31, 1999 and reflects the following pro forma adjustments:

        (1) To record each of the following actions taken in accordance with the contribution agreements: the contribution of $52.6 million by Sabre to the Partnership and the contribution by Sabre to the Partnership of infrastructure assets and employee-related liabilities that are not included in the Travelocity Division's historical balance sheet in exchange for 3 million partnership units which are contributed to the Company as additional paid in capital, and the capitalization of the outstanding payable to Sabre.

        (2) To record the investment of an additional $50 million in Travelocity.com Inc. by Sabre at the time of the merger.

        (3) To record the purchase price of Preview Travel of $286.2 million resulting from the issuance of 14.4 million shares of the Company's common stock to former Preview Travel stockholders, based on the number of shares outstanding at March 7, 2000, and related merger costs.

        (4) To record the allocation of the purchase price for the merger to the assets and liabilities acquired as follows:



                          Working capital                                    $ 16,598
                          Property and equipment                                5,303
                          Marketable securities-- noncurrent                   12,307
                          Other assets                                            830
                          Noncurrent liabilities                                 (985)
                          Intangible assets and goodwill.                     252,186
                                                                             --------
                                    Total                                    $286,239
                                                                             ========


        (5) To record the conversion in the merger of the Company's 3 million shares of Class A Common Stock into 33 million shares of Series A Preferred Stock.

        (6) To record Sabre's ownership interest in the Partnership, representing 62/70ths of the net book value of assets and liabilities contributed by Sabre and the direct costs of the acquisition that Sabre incurs.

NOTE C. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

    The accompanying unaudited pro forma condensed combined statements of operations have been prepared as if the merger and intercompany agreements were completed as of January 1, 1998 and reflect the following pro forma adjustments:

        (7) To adjust historical booking fees paid by Sabre to the Travelocity Division to the amount which would have been paid by Sabre to the Partnership under the terms of the access agreement. The access agreement provides pricing and other terms for the booking services, travel content and other services provided by Sabre to the Partnership.

        (8) To record the reduction in data processing expense under the terms of the access agreement with Sabre. The access agreement provides that the Partnership will pay Sabre a per-message fee for every travel segment processed through the Travelocity.com Web site.

        (9) To record the increase in network services and Web hosting expenses as a result of the technology

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    services agreement with Sabre. This agreement provides that Sabre will generally provide these services to the Partnership at market rates.

        (10) To record the change in rent expense paid to Sabre under the terms of the facilities agreement with Sabre due to rate changes and additional employees. The facilities agreement provides that Sabre will charge rent and related expenses to the Partnership based on the number of employees in the facilities.

        (11) To record the reduction in the cost of development services resulting from the Travelocity Division's employment of the developers directly and the elimination of the intercompany charge from Sabre. Charges from Sabre are based upon average rates used for internal allocations only. Actual costs were calculated using salary information for the headcount to be transferred.

        (12) To record the increase in employee related and other general and administrative expense under the terms of the administrative services agreement with Sabre. Under the administrative services agreement, Sabre will provide administrative services to the Partnership at Sabre's cost plus a specified margin.

        (13) To adjust Preview Travel's transaction revenue to the terms of the access agreement.

        (14) To record the increase in expense for Preview Travel segments under the access agreement.

        (15) To record compensation expense associated with the conversion of existing unvested employee options to purchase Sabre stock to options to purchase the Company's stock. This expense will be recognized over the remaining vesting period of the options, which is estimated to average 20 months. The adjustment excludes compensation expense to be recorded in connection with the acceleration of 50% of Preview Travel unvested options to cause them to vest over the 12 months following the merger.

        (16) To record the amortization of goodwill and other intangibles resulting from the purchase price allocation. Goodwill is being amortized over three years.

        (17) To record Sabre's 62% interest in the Partnership's losses.

NOTE D. UNAUDITED PRO FORMA COMBINED EARNINGS PER COMMON SHARE DATA

       (18) We computed the unaudited pro forma net loss per share, basic and diluted, by dividing the pro forma net loss by the weighted average number of shares of Preview Travel common stock outstanding for the respective periods presented, assuming a one-to-one exchange ratio. We have excluded common shares of approximately 1.2 million issued to Travelocity Holdings for the additional cash investment of $50 million. As pro forma net losses exist for each period presented, we excluded the effects of stock options and the 33 million shares of preferred stock issued to Travelocity Holdings in the merger from the calculation of pro forma loss per share.

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